Exhibit 3.1
AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
FISHER COMPANIES INC.
ARTICLE I
Name
The name of the corporation is FISHER COMPANIES INC.
ARTICLE II
Capitalization
The number of shares of stock which the corporation is authorized to issue is 12,000,000, all of which are one class of a par value of $2.50 each, and all of which are common stock.
ARTICLE III
Stockholder Rights
The stockholders of the corporation do not have preemptive rights to acquire proportional amounts of the corporation’s unissued shares upon the decision of the Board of Directors to issue them.
ARTICLE IV
Board of Directors
Section 1. The Board of Directors shall consist of not fewer than 9 nor more than 19 individuals. The exact number shall be fixed by the Bylaws and may be changed from time to time by amending such Bylaws as provided in the Bylaws.
Section 2. The Board of Directors shall be divided into three classes: Class 1, Class 2 and Class 3. Each such Class shall consist, as nearly as possible, of one-third of the total number of directors constituting the entire Board of Directors. In no event shall a Class be comprised of fewer than 3 directors. Each director shall serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting at which such director was elected; provided, however, that each initial director in Class 1 shall hold office until the annual meeting of stockholders in 1997; each initial director in Class 2 shall hold office until the annual meeting of stockholders in 1998; and each initial director in Class 3 shall hold office until the annual meeting of stockholders in 1999.

Section 3. In the event of an increase or decrease in the authorized number of directors, (a) each director then serving as such shall nevertheless continue as a director of the Class in which he or she is a member until the expiration of his or her current term, or his or her earlier resignation, removal from office or death, and (b) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three Classes of directors so as to maintain such Classes as nearly equal as possible.
ARTICLE V
Director Standard of Care and Indemnification
Section 1. The personal liability of an existing or former director or officer-director to the corporation or its stockholders, or to a subsidiary corporation or its stockholders, for monetary damages for conduct as a director or officer-director is hereby eliminated, provided that such liability shall not be eliminated for acts or omissions that involve intentional misconduct or a knowing violation of law, for conduct violating RCW § 23B.08.310, or for any transaction from which the existing or former director or officer-director will personally receive a benefit in money, property, or services to which such person is not legally entitled.
Section 2. The corporation shall indemnify an existing or former director or officer-director made a party to a proceeding by reason of the fact that such person is or was a director or officer-director and obligate itself to advance or reimburse expenses incurred in any such proceeding, all without regard to the limitations in RCW §§ 23B.08.510 through 23B.08.550 and in RCW § 23B.08.560(2), provided that no such indemnity, advance or reimbursement shall be provided from or on account of (a) acts or omissions finally adjudged to be intentional misconduct or a knowing violation of law, (b) conduct finally adjudged to be in violation of RCW § 23B.08.310, or (c) any transaction with respect to which it was finally adjudged that such person personally received a benefit in money, property, or services to which such person was not entitled.
Section 3. The Board of Directors, by resolution adopted at any regular or special meeting, shall make provisions in the corporation’s Bylaws for the matters set forth in this Article V.

/s/ William W. Krippaehne, Jr.
William W. Krippaehne, Jr.
President and CEO

CERTIFICATE TO
AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
FISHER COMPANIES INC.
     THESE ARTICLES OF AMENDMENT AND RESTATEMENT of the Amended and Restated Articles of Incorporation of FISHER COMPANIES INC., a Washington corporation, are hereby executed and delivered for filing in accordance with the provisions of Section 23B.10.060 of the Washington Business Corporation Act:
     1. The name of the corporation is Fisher Companies Inc.
     2. The Amended and Restated Articles of Incorporation of Fisher Companies Inc. (the “Articles”) are hereby amended and replaced in their entirety with the Amended and Restated Articles of Incorporation attached hereto (the “Restated Articles”). A Certificate of Amendment is attached hereto as Exhibit A outlining all amendments made to the Articles.
     3. The amendments to the Articles and the Restated Articles were approved and recommended by the corporation’s Board of Directors on February 29, 1996 and were adopted by the corporation’s stockholders on April 23, 1996, all in accordance with the provisions of Sections 23B.10.030 and 23B.10.040 of the Washington Business Corporation Act.
     DATED this 24th day of April, 1996.

FISHER COMPANIES INC., a Washington corporation
By /s/ William W. Krippaehne, Jr.,
William W. Krippaehne, Jr.,
President and CEO

Exhibit A
CERTIFICATE OF AMENDMENT
1. Article I is amended in its entirety as follows
ARTICLE I
Name
The name of the corporation is FISHER COMPANIES INC.
2. Article II is amended in its entirety as follows:
ARTICLE II
Capitalization
The number of shares of stock which the corporation is authorized to issue is 12,000,000, all of which are one class of a par value of $2.50 each, and all of which are common stock.
3. Article III is amended in its entirety as follows:
ARTICLE III
Stockholder Rights
The stockholders of the corporation do not have preemptive rights to acquire proportional amounts of the corporation’s unissued shares upon the decision of the Board of Directors to issue them.
4. Article IV is amended in its entirety as follows:
ARTICLE IV
Board of Directors
Section 1. The Board of Directors shall consist of not fewer than 9 nor more than 19 individuals. The exact number shall be fixed by the Bylaws and may be changed from time to time by amending such Bylaws as provided in the Bylaws.
Section 2. The Board of Directors shall be divided into three classes: Class 1, Class 2 and Class 3. Each such Class shall consist, as nearly as possible, of one-third of the total number of directors constituting the entire Board of Directors. In no event shall a Class be comprised of fewer than 3 directors. Each director shall serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting at which such director was elected; provided, however, that each initial director in Class 1 shall hold office until the annual meeting of stockholders in 1997; each initial director in Class 2 shall hold office until the annual meeting of stockholders in 1998; and each initial director in Class 3 shall hold office until the annual meeting of stockholders in 1999.

Section 3. In the event of an increase or decrease in the authorized number of directors, (a) each director then serving as such shall nevertheless continue as a director of the Class in which he or she is a member until the expiration of his or her current term, or his or her earlier resignation, removal from office or death, and (b) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three Classes of directors so as to maintain such Classes as nearly equal as possible.
5. Article V is amended and replaced in its entirety as follows:
ARTICLE V
Director Standard of Care and Indemnification
Section 1. The personal liability of an existing or former director or officer-director to the corporation or its stockholders, or to a subsidiary corporation or its stockholders, for monetary damages for conduct as a director or officer-director is hereby eliminated, provided that such liability shall not be eliminated for acts or omissions that involve intentional misconduct or a knowing violation of law, for conduct violating RCW § 23B.08.310, or for any transaction from which the existing or former director or officer-director will personally receive a benefit in money, property, or services to which such person is not legally entitled.
Section 2. The corporation shall indemnify an existing or former director or officer-director made a party to a proceeding by reason of the fact that such person is or was a director or officer-director and obligate itself to advance or reimburse expenses incurred in any such proceeding, all without regard to the limitations in RCW §§ 23B.08.510 through 23B.08.550 and in RCW § 23B.08.560(2), provided that no such indemnity, advance or reimbursement shall be provided from or on account of (a) acts or omissions finally adjudged to be intentional misconduct or a knowing violation of law, (b) conduct finally adjudged to be in violation of RCW § 23B.08.310, or (c) any transaction with respect to which it was finally adjudged that such person personally received a benefit in money, property, or services to which such person was not entitled.
Section 3. The Board of Directors, by resolution adopted at any regular or special meeting, shall make provisions in the corporation’s Bylaws for the matters set forth in this Article V.
6. Article VI and Article VII are deleted in their entirety.

ARTICLES OF AMENDMENT
OF
AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
FISHER COMPANIES INC.
     These Articles of Amendment of Amended and Restated Articles of Incorporation of FISHER COMPANIES, INC., a Washington corporation, are hereby executed and delivered for filing in accordance with the provisions of Section 23B.10.060 of the Washington Corporation Act:
     1. The name of record of the corporation is Fisher Companies Inc.
     2. Article II of the Amended and Restated Articles of Incorporation of the corporation is hereby amended to read as follows:
ARTICLES II
Capitalization
The number of shares of stock which the Corporation is authorized to issue is 12,000,000, all of which are one class of par value of $1.25 each, and all of which are common stock.
     3. The above amendment was adopted and duly approved by the Board of Directors of the corporation on December 3, 1997, in accordance with the provisions of Section 23B.08.210 of the Washington Business Corporation Act. Shareholders action was not required.
     DATED this 3rd day of December, 1997.

FISHER COMPANIES INC. a Washington corporation
By:	/s/ William W. Krippaehne, Jr.
William W. Krippaehne, Jr.
President and CEO

ARTICLES OF AMENDMENT
OF
ARTICLES OF INCORPORATION
OF
FISHER COMPANIES INC.
     THESE ARTICLES OF AMENDMENT of the Articles of Incorporation of FISHER COMPANIES INC. a Washington corporation, are hereby executed and delivered for filing in accordance with the provisions of Section 23B.10.060 of the Washington Business Corporation Act:
     1. The name of the corporation is FISHER COMPANIES INC.
     2. Article I of the Articles of Incorporation of the corporation is hereby amended to read as follows:
ARTICLE I
Name
         The name of the corporation is FISHER COMMUNICATIONS, INC.
     3. The above amendment was adopted on February 14, 2001.
     4. The above amendment was duly approved by the Board of Directors of the corporation, without shareholder action, in accordance with the provisions of Section 23B.10.020(5) of the Washington Business Corporation Act. Shareholder action was not required to effect this amendment.
     DATED this 7th day of March, 2001.

FISHER COMPANIES INC.
By /s/ William W. Krippaehne, Jr.
William W. Krippaehne, Jr.
Its President and Chief Executive Officer